UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017
HOULIHAN LOKEY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-37537	95-2770395
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., 5th Floor
Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(310) 788-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On July 28, 2017, Houlihan Lokey, Inc. (the “Company”) amended its Credit Agreement, dated as of August 18, 2015 (as amended to date, the “Credit Agreement”), by entering into a First Amendment to Credit Agreement (the “First Amendment”) with Bank of America, N.A., as lender.  The First Amendment, among other things, extends the maturity date of the Credit Agreement to August 18, 2019 (or if such date is not a business day, the next preceding business day).  The description of the First Amendment in this report is a summary and is qualified in its entirety by the terms of the First Amendment, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

Date: August 1, 2017	By:	/s/ J. Lindsey Alley
J. Lindsey Alley
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

10.1	First Amendment to Credit Agreement, dated as of July 28, 2017, among Houlihan Lokey, Inc., the Guarantors party thereto and Bank of America, N.A.